 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 13, 2017
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland (Brixmor Property Group Inc.)	001-36160	45-2433192
Delaware (Brixmor Operating Partnership LP)	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company. See the definitions of “emerging growth company” in Rule 12b-2 of the Exchange Act.
Brixmor Property Group Inc. Yes ☐ No ☑ Brixmor Operating Partnership LP Yes ☐ No ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐ Brixmor Operating Partnership LP ☐

Item 7.01	Regulation FD Disclosure.

On November 13, 2017, in advance of the annual NAREIT REITworld convention in Dallas, Texas, representatives of Brixmor Property Group Inc. (the “Company”) plan to provide a tour of certain of the Company’s properties. The Company is actively assessing the first phases of redevelopment projects at three of these properties-Market Plaza, Wynnewood Village, and Preston Park Village. If the Company commences these three redevelopment projects, all of which are identified as future redevelopment opportunities in the Company’s supplemental disclosure for the quarter ended September 30, 2017, the aggregate net estimated cost for the first phases of these projects would be between $92 million and $113 million, with expected aggregate weighted average incremental net operating income (“NOI”) yields of 8% to 10%. The Company calculates NOI yield as the projected incremental NOI as a percentage of the incremental third party costs of a specified project, net of any project specific credits (i.e. lease termination income or other ancillary credits).

There is no guarantee that the Company will commence or complete any or all of these redevelopment projects, or that the aggregate net estimated costs or expected NOI yields will be the amounts presented. The net estimated costs and expected NOI yields are the Company’s best estimates based on current information and may change over time.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding its redevelopment activity, including the number of projects, the cost of such projects and the NOI yield of such projects. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary